ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement (“Agreement”) is entered into by and between YNOT Education, Inc. (“Seller”) and Benacquista Galleries, Inc., a Nevada corporation (“BENACQUISTA” or “Buyer”) as of September 29, 2005. This Agreement specifies the terms and conditions surrounding the acquisition by BENACQUISTA of the website assets listed on Schedule 1 attached hereto (the “Assets”).

1.
Acquisition. Seller immediately transfers all right, title and interest to the Assets to Buyer. In consideration for the transfer of the Assets, Buyer agrees to pay Seller $150,000 in the form of a Promissory Note, to be executed contemporaneously with this Agreement. There are no warranties express or implied in the sale and physical delivery of the Assets and execution of any other instruments necessary to transfer title of the Assets to Buyer constitute the sole obligations of Seller hereunder, except as specifically enumerated elsewhere in this Agreement.

2.
Seller’s Representations. . Seller hereby represents and warrants with respect to each Assets that: (a) the Assets is an original Asset of Seller or that Seller has obtained all rights necessary to use it in performance under this Agreement; (b) to the best of Seller’s knowledge, neither the Assets nor any element thereof will infringe any applicable intellectual property rights (including, without limitation, copyrights, trademarks, trade secrets, moral rights, contract and licensing rights) of any third party; (c) Seller has full right and power to enter into and perform the obligations under this Agreement without the consent of any third party; (d) by transfer of the Assets, Buyer obtains all rights necessary to use and exploit the Assets for use on or in connection with Buyer’s products and services or promotion or marketing of such products or services; (e) except as disclosed by Seller to Buyer, the Assets have not been previously published, broadcast or otherwise distributed elsewhere in whole or in part by the Seller; (f) the Assets do not violate any right of privacy or publicity of any person, whether contractual, statutory, common law or otherwise; and (g) the Assets do not contain any libel or slander of any person, thing, or enterprise. If Seller uses third parties to create any products or to perform any services related to the Assets, then Seller represents and warrants that Seller has obtained all of the necessary rights to the Assets from all such third parties to the same extent as warranted above. Contributor will indemnify and hold harmless Buyer, its parents, stockholders, officers, directors, employees, sub-licensees, customers and agents (collectively the “Indemnified Parties”) from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) that result from a breach of any representation or warranty of Contributor (a “Claim”) set forth in Section 2 of this Agreement.

3.	Buyer’s Representations. Benacquista is a Nevada corporation in good standing and has the authority to enter into this Agreement, which does not violate the contractual rights of any party.

4.
Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice): Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

5.
Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

6.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

7.
Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties, except with respect to the Promissory Note, which may be freely assigned by Seller. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.
Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

9.
Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

10.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

11.
Choice of Law. This Agreement shall be subject to the laws of the State of Nevada without regard to conflicts of laws provision and each party agrees to be bound to the jurisdiction of the courts of Clark County, Nevada and venue shall be proper therein.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

BENACQUISTA GALLERIES, INC.
By:/s/ James Price
James Price
President and CEO

YNOT Education, inc.
By:/s/ Don Tolman
Don Tolman
President